UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2024

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Floor 3 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, no par value per share	VBIV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 13, 2024, VBI Vaccines Inc. (the “Company”) entered into (i) an amendment to the Company’s loan agreement with K2 HealthVentures LLC (“K2HV”), (ii) a Purchase Agreement (“Brii Purchase Agreement”) among the Company, Variation Biotechnologies Inc., a Canadian federal corporation (“VBI Cda”) and Brii Biosciences Limited, an exempted company organized under the laws of the Cayman Islands (“Brii Bio”), (iii) a Purchase Agreement (“Rehovot Purchase Agreement”) among the Company, SciVac Ltd., an Israeli company (“SciVac”), Brii Biosciences, Inc., a Delaware corporation (“Brii Subsidiary”) and a wholly-owned subsidiary of Brii Bio to be formed in Israel and joined as a party to the Rehovot Purchase Agreement and (iv) a side letter (“Side Letter”) with Brii Bio.

Amendment to Loan Agreement

As previously disclosed, the Company and its subsidiary VBI Cda, as borrowers, entered into a Loan and Guaranty Agreement dated as of May 22, 2020, as amended by the first amendment, dated as of May 17, 2021, that second amendment, dated as of September 14, 2022, and that third amendment, dated as of July 5, 2023, and as such agreement may be amended from time to time in the future (collectively, the “Loan Agreement”) with K2HV and any other lenders party thereto from time to time (collectively, the “Loan Parties”) with the obligations under the Loan Agreement secured on a senior basis by a lien on substantially all of the assets of the Company and its subsidiaries.

On February 13, 2024, the Loan Parties entered into an amendment (the “Fourth Amendment”) to the Loan Agreement pursuant to which the parties have agreed to, among other things, (i) remove a financial covenant requiring the Company to maintain minimum net revenue of 75% of projections, (ii) the forbearance by K2HV and the other lenders party thereto, prior to the earlier of (A) December 31, 2024, (B) the date the Side Letter ceases to be in full force and effect prior to the completion of the Essential Activities (as defined below) and (C) the date the Essential Activities are complete (the “Forbearance Expiration Date”) from exercising their remedies with respect to the occurrence of Events of Default subject to certain exceptions, and (iii) following the Forbearance Expiration Date, add a financial covenant requiring the Company to maintain a minimum cash amount equal to its obligations under the Loan Agreement at all times.

The entry into the Brii Purchase Agreement, the Side Letter, and the Rehovot Purchase Agreement set forth in this this Current Report on Form 8-K (the “Report”) are conditions to the effectiveness of the Fourth Amendment.

Brii Purchase Agreement

On February 13, 2024, the Company and VBI Cda entered into the Brii Purchase Agreement with Brii Bio, pursuant to which, the Company and VBI Cda will sell, transfer, convey and assign to Brii Bio, substantially all of the intellectual property related to VBI-2601 owned by the Company and VBI Cda, for a secured promissory note in the principal amount up to $10,000,000 (the “Note”) to be issued by Brii Bio, which is then required to be assigned to K2HV pursuant to the terms of the Fourth Amendment, in exchange for a reduction in the Company’s obligations under the Loan Agreement equal to the initial principal amount of the Note. The initial principal amount of the Note will be $2,500,000, which shall be increased by an aggregate amount equal to $7,500,000 upon the Company obtaining applicable consents under the License Agreement, dated as of September 1, 2021, by and among Ferring International Center S.A., SciVac, and the Company. In the event of certain breaches by VBI of the Brii Purchase Agreement and any such breach is not cured with 30 days, the aggregate principal amount of the Note shall be reduced by an aggregate amount equal to $2,500,000.

In addition to the foregoing, the Purchase Agreement contains certain amendments to the Company’s previously announced collaboration agreements with Brii Bio, which are further described below.

Amendments to Collaboration and License Agreement

As previously disclosed on July 5, 2023, the Company and Brii Bio entered into a Collaboration and License Agreement (the “Collaboration Agreement”), pursuant to which, among other things, subject to the terms and conditions set forth in the Collaboration Agreement, the Company and Brii Bio agreed to collaborate on the further development of PreHevbri (“Licensed Product”), a three antigen vaccine for use in the field of the prevention of Hepatitis B in the licensed territory, which consists of the Asia Pacific region other than Japan.

Pursuant to the Brii Purchase Agreement, on February 13, 2024, the Company and Brii Bio agreed to amend the Collaboration Agreement to, among other things, subject to the terms and conditions set forth in the Collaboration Agreement, (i) amend the terms of the royalty bearing license granted by the Company to Brii Bio for the global development activities of the Licensed Product to be “perpetual and irrevocable”, (ii) omit the requirement for Brii Bio to obtain marketing approval for the Licensed Product in certain territories and (iii) omit the requirement for Brii Bio to make royalty and milestone payments to the Company.

Amendments to the Amended & Restated Collaboration and License Agreement

As previously disclosed, on December 4, 2018, the Company and Brii Bio entered into a Collaboration and License Agreement (the “Original Collaboration Agreement”), pursuant to which the Company and Brii Bio agreed to collaborate on the development of a Hepatitis B recombinant protein-based immunotherapeutic in the licensed territory, which consists of China, Hong Kong, Taiwan, and Macau (collectively, the “VBI-2601 Licensed Territory”).

Further, as previously disclosed, on July 5, 2023, the Company and Brii Bio agreed to amend and restate the Original Collaboration Agreement (the “A&R Collaboration Agreement”), to, among other things, subject to the terms and conditions set forth in the A&R Collaboration Agreement, expand the VBI-2601 Licensed Territory to the entire world for Brii Bio’s exclusive rights and licenses to make, have made, use, sell, offer for sale, and import VBI-2601.

Pursuant to the Brii Purchase Agreement, on February 13, 2024, the Company and Brii Bio agreed to amend the A&R Collaboration Agreement to, among other things, subject to the terms and conditions set forth in the A&R Collaboration Agreement, (i) amend the terms the royalty bearing license granted by the Company to Brii Bio for research studies and development of VBI-2601 to be “perpetual and irrevocable”, (ii) omit the requirement for Brii Bio to obtain marketing approval and commercialize VBI-2601 in the United States and China, (iii) revise the indemnity requirements such that Brii Bio indemnifies the Company with respect to certain transferred intellectual property after the effective date of the Brii Purchase Agreement and the Company indemnifies Brii Bio prior to such date,(iv) omit the requirement for Brii Bio to make royalty and milestone payments to the Company and (v) omit certain rights of the Company to terminate the A&R Collaboration Agreement and certain other effects of termination of the A&R Collaboration Agreement.

Side Letter

On February 13, 2024, the Company and Brii Bio entered into the Side Letter setting forth certain essential and additional priority activities to transfer manufacturing responsibility for clinical supply and commercial supply of VBI-2601 and PreHevbri for the Brii Territories set forth in the Side Letter (the “Essential Activities”) the Company is required to complete as a condition to the entry into the License Agreement and consummation of the transactions pursuant to the Rehovot Purchase Agreement. The principal amount of the Note shall increase up to $18,000,000 upon completion of the Essential Activities and the Company’s obligations under the Loan Agreement shall be reduced by a corresponding amount.

License Agreement

Upon completion of the Essential Activities, VBI Cda and Brii Brio will enter into a license agreement (the “License Agreement”) pursuant to which VBI Cda will grant Brii Bio a perpetual, royalty-free, milestone-free, sublicensable, fully-paid, and exclusive license to the GBM Program (VBI-1901) for development and commercialization in the Asia-Pacific (APAC) region (excluding Japan), for a secured promissory note in the principal amount of $5,000,000 to be issued by Brii Bio, which is then required to be assigned to K2HV pursuant to the terms of the Fourth Amendment, in exchange for a reduction in the Company’s obligations under the Loan Agreement equal to the initial principal amount of such note.

The entry by VBI Cda and Brii Brio into the License Agreement is subject to the Company completing the Essential Activities.

Rehovot Purchase Agreement

On February 13, 2024, the Company and SciVac (the “Seller”) entered into the Rehovot Purchase Agreement with a wholly-owned subsidiary of Brii Bio to be formed in Israel prior to the closing and joined as a party to the agreement prior to the closing as the purchaser (the “Purchaser”) and Brii Subsidiary, pursuant to which, upon closing of the transactions contemplated by the Rehovot Purchase Agreement, the Seller will sell to the Purchaser certain assets including Seller and its affiliates’ interest and rights in and to certain assets and leases with respect to a vaccine manufacturing facility in Israel, for an aggregate purchase price of $10,000,000, which is then required to be paid to K2HV pursuant to the terms of the Fourth Amendment.

The Rehovot Purchase Agreement contains representations and warranties of the Seller and Purchaser that are typical for transactions of this type. The Rehovot Purchase Agreement also contains covenants on the part of the Company that are typical for transactions of this type.

The closing of the transactions pursuant to the Rehovot Purchase Agreement are subject to closing conditions that are typical for transactions of this type, including the Company completing the Essential Activities and closing will not occur prior to June 30, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information required by this Item 3.03 is contained in Item 1.01 and is incorporated by reference herein.

Item 8.01	Other Events.

On February 14, 2024, the Company issued a press release announcing its entry into the Brii Purchase Agreement, amendment to the Collaboration Agreements, amendment to A&R Collaboration Agreement, Rehovot Purchase Agreement and the Fourth Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 14, 2024 (furnished pursuant to Item 8.01)
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: February 14, 2024	By:	/s/ Jeffrey R. Baxter
Jeffrey R. Baxter
President and Chief Executive Officer